SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549



FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  May 2, 2008



SCOTT'S LIQUID GOLD-INC.
(Exact name of Registrant as specified in its charter)

Colorado              001-13458             84-0920811
(State or other       (Commission           (I.R.S. Employer
 jurisdiction of        File Number)          Identification No.)
 incorporation)

4880 Havana Street, Denver, CO             80239

(Address of principal executive offices) (Zip Code)

Registrant's telephone number: (303) 373-4860

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]	Written communications pursuant to Rule 425 under the Securities
	Act (17 CFR 230.425)
[  ]	Soliciting material pursuant to Rule 14a-12 under the Exchange
	Act (17 CFR 240.14a-12)
[  ]	Pre-commencement communications pursuant to Rule 14d-2(b) under
	the Exchange Act (17 CFR 240.14d-2(b))
[  ]	Pre-commencement communications pursuant to Rule 13e-4(c) under
	the Exchange Act (17 CFR 240.13e-4(c))



Item 2.02	Results of Operations and Financial Condition.

	On May 2, 2008, Scott's Liquid Gold-Inc. announced in a press release its operating results for the first quarter of 2008. The press release is attached as Exhibit 99.

Item 7.01	Regulation FD Disclosure.

	At the 2008 Annual Meeting of shareholders to be held on May 6, 2008, Mark E. Goldstein, President, Chief Executive Officer and Chairman of Scott's Liquid Gold-Inc., intends to make a presentation which includes current initiatives mentioned below.

	We continue to actively pursue alternatives for our facilities in order to reduce our fixed costs. As previously announced, these alternatives include a sale of all or part of the facilities, the sale of all or part of the facilities combined with a leaseback by us or a lease of all or part of the facilities to a third party.

	In terms of products sales, our current initiatives include:

..	Efforts to establish distribution of our new brands for which we act as a distributor in the United States.  These brands include
Moosehead hair fixatives and Baylis & Harding specialty bath care items.

..	Work on increasing the distribution of our wood wash, massage oils and Davinci men's masks.

..	Introduction in 2008 of five new variants of the Montagne
Jeunesse sachets.

..	Test television advertising of Mold Control 500.  During the second quarter of 2008 we intend to conduct this advertising in one community to learn about its cost effectiveness.

Item 9.01	Financial Statements and Exhibits.

	Exhibits.

	The following exhibit accompanies this Report:

      Exhibit No.        Document
          99             Press Release dated May 2, 2008
                         concerning results of operations.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         SCOTT'S LIQUID GOLD-INC.
                                         (Registrant)

Date: May 2, 2008                        /s/ Jeffry B. Johnson
                                         ----------------------------
                                         By: Jeffry B. Johnson
                                         Chief Financial Officer and
                                         Treasurer